Exhibit 99.1
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ASSETS SOLD TO LINN ENERGY, LLC

Report of Independent Registered Public Accounting Firm
The Board of Directors
Devon Energy Corporation:
We have audited the accompanying statements of revenues and direct operating expenses of certain oil and natural gas properties sold to Linn Energy, LLC for the years ended December 31, 2013, 2012 and 2011. These financial statements are the responsibility of the Devon Energy Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1 to the statements, and are not intended to be a complete financial statement presentation of the properties described above.
In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses, as described in note 1, of certain oil and natural gas properties sold to Linn Energy, LLC for the years ended December 31, 2013, 2012 and 2011, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Oklahoma City, Oklahoma
September 2, 2014

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ASSETS SOLD TO LINN ENERGY, LLC
Years Ended December 31, 2013, December 31, 2012, and December 31, 2011, and
Six Months Ended June 30, 2014, and June 30, 2013

(in thousands)

	Six Months Ended		Years Ended
	June 30, 2014	June 30, 2013	December 31, 2013	December 31, 2012	December 31, 2011
	(unaudited)		(audited)
Operating revenues	$277,756	$269,029	$530,648	$497,852	$680,033
Direct operating expenses	94,476	97,401	196,185	198,784	209,406
Excess of revenues over direct operating expenses	$183,280	$171,628	$334,463	$299,068	$470,627
The accompanying notes are an integral part of the Statements of Revenues and Direct Operating Expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ASSETS SOLD TO LINN ENERGY, LLC
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Note 1 – Basis of Presentation
On August 29, 2014, Devon Energy Corporation (“Devon”), through its wholly-owned subsidiaries, completed the sale of certain oil and natural gas properties and related assets located primarily in the Rockies, Mid-Continent, east Texas, north Louisiana and south Texas (the “Devon Properties”) to a wholly-owned subsidiary of Linn Energy, LLC (“LINN Energy”) for total consideration of approximately $2.24 billion.
The accompanying statements of revenues and direct operating expenses were prepared from the historical accounting records of Devon. These statements are not intended to be a complete presentation of the results of operations of the operations of the Devon Properties. The statements do not include general and administrative expense, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, any provision for income tax expenses and other income and expense items not directly associated with revenues from the Devon Properties. Historical financial statements reflecting financial position, results of operations and cash flows required by United States of America generally accepted accounting principles (“GAAP”) are not presented as such information is not readily available and not meaningful to the Devon Properties. Accordingly, the accompanying statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Such estimates and assumptions are adjusted when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates. Any changes in estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.
Sales of oil, natural gas and natural gas liquids (“NGL”) are recognized when the product has been delivered to a custody transfer point, persuasive evidence of a sales arrangement exists, the rights and responsibility of ownership pass to the purchaser upon delivery, collection of revenue from the sale is reasonably assured, and the sales price is fixed or determinable. Natural gas production imbalances have been accounted for using the sales method of accounting.
Direct operating expenses primarily include lease operating and taxes other than income taxes. Lease operating costs include expenses such as labor, field office, vehicle, supervision, maintenance, tools and supplies and workover expenses. Taxes other than income taxes consist primarily of severance and ad valorem taxes.
Additionally, revenues and direct operating expenses include revenues and expenses of midstream assets associated with the natural gas properties. These revenues and expenses relate to the purchasing, gathering and transportation of third-party natural gas and subsequent marketing of such natural gas to independent purchasers under separate arrangements.
The statements of revenues and direct operating expenses for the six months ended June 30, 2014, and June 30, 2013, are unaudited, but in the opinion of management include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of the interim periods.
Note 2 – Commitments and Contingencies
Pursuant to the terms of the purchase and sale agreement between Devon and LINN Energy, certain claims, litigation and liabilities arising in connection with ownership of the acquired Devon Properties prior to the effective date are retained by Devon. Notwithstanding this indemnification, Devon is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ASSETS SOLD TO LINN ENERGY, LLC
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Note 3 – Subsequent Events
Management has evaluated subsequent events through September 2, 2014, the date the statements of revenues and direct operating expenses were available to be issued, and has concluded no events need to be reported during this period.
Note 4 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)
Estimated Quantities of Proved Oil and Natural Gas Reserves
Estimated quantities of proved oil, natural gas and NGL reserves at December 31, 2013, December 31, 2012, and December 31, 2011, and changes in the reserves during the year, are shown below. These reserve estimates have been prepared in accordance with SEC regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month.

	Year Ended December 31, 2013
	Natural Gas (MMcf)	Oil and NGL (MBbls)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	942,957	60,097	1,303,539
Revisions of previous estimates	80,039	(1,683)	69,941
Production	(94,304)	(4,744)	(122,768)
End of year	928,692	53,670	1,250,712
Proved developed reserves:
Beginning of year	923,842	54,561	1,251,208
End of year	918,541	50,650	1,222,441
Proved undeveloped reserves:
Beginning of year	19,115	5,536	52,331
End of year	10,151	3,020	28,271

	Year Ended December 31, 2012
	Natural Gas (MMcf)	Oil and NGL (MBbls)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	1,180,874	64,382	1,567,166
Revisions of previous estimates	(130,192)	1,380	(121,912)
Production	(107,725)	(5,665)	(141,715)
End of year	942,957	60,097	1,303,539
Proved developed reserves:
Beginning of year	1,125,882	61,964	1,497,666
End of year	923,842	54,561	1,251,208
Proved undeveloped reserves:
Beginning of year	54,992	2,418	69,500
End of year	19,115	5,536	52,331

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ASSETS SOLD TO LINN ENERGY, LLC
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

	Year Ended December 31, 2011
	Natural Gas (MMcf)	Oil and NGL (MBbls)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	1,282,786	59,139	1,637,620
Revisions of previous estimates	6,387	11,218	73,695
Production	(108,299)	(5,975)	(144,149)
End of year	1,180,874	64,382	1,567,166
Proved developed reserves:
Beginning of year	1,143,827	55,029	1,474,001
End of year	1,125,882	61,964	1,497,666
Proved undeveloped reserves:
Beginning of year	138,959	4,110	163,619
End of year	54,992	2,418	69,500
Standardized Measure of Discounted Future Net Cash Flows
Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below. Future cash inflows are computed by applying applicable prices relating to the Devon Properties’ proved reserves to the year-end quantities of those reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. There are no future income tax expenses because LINN Energy is not subject to federal income taxes and state taxes are not material.

	December 31,
	2013	2012	2011
	(in thousands)

Future estimated revenues	$5,380,715	$4,765,566	$7,103,698
Future estimated production costs	(2,574,747)	(2,287,164)	(2,990,938)
Future estimated development costs	(573,680)	(798,542)	(756,105)
Future net cash flows	2,232,288	1,679,860	3,356,655
10% annual discount for estimated timing of cash flows	(958,201)	(657,136)	(1,442,189)
Standardized measure of discounted future net cash flows	$1,274,087	$1,022,724	$1,914,466

Representative prices: (1)
Natural gas (Mcf)	$3.37	$2.43	$3.77
Oil (Bbl)	$88.04	$86.38	$88.22
NGL (Bbl)	$21.69	$20.61	$26.96

(1)
In accordance with SEC regulations, reserves at December 31, 2013, December 31, 2012, and December 31, 2011, were estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, excluding escalations based upon future conditions. The average price used to estimate reserves is held constant over the life of the reserves.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ASSETS SOLD TO LINN ENERGY, LLC
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)

Beginning balance	$1,022,724	$1,914,466	$1,829,621
Oil, natural gas and NGL sales, net of production costs	(325,748)	(294,048)	(468,271)
Changes in estimated future development costs	145,294	98,298	83,183
Net change in prices and production costs	341,444	(861,089)	109,209
Net change due to revisions in quantity estimates	(38,596)	72,059	198,944
Accretion of discount	114,009	79,393	182,962
Other	14,960	13,645	(21,182)
Ending balance	$1,274,087	$1,022,724	$1,914,466
The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.